Exhibit 99.2

FOR IMMEDIATE RELEASE

THE ROWE COMPANIES ANNOUNCES

BOARD OF DIRECTORS CHANGE AND

NEW AUDIT COMMITTEE CHAIRMAN

McLean, VA. November 11, 2005 – The Rowe Companies (AMEX:ROW), a leading furniture manufacturer and home furnishings retailer, announced today that Board member and Chairman of the Audit Committee, Mr. Allan Tofias, passed away on November 1, 2005. As a result, at a Board of Directors meeting held yesterday, Director Gerald O. Woodlief was appointed to the Audit Committee and Director Charles T. Rosen was appointed as Chairman of the Audit Committee.

The Rowe Companies operates two subsidiaries in the home furnishings industry: Rowe Furniture, Inc., a major manufacturer of quality upholstered furniture serving the middle and upper middle market throughout the U.S.; and Storehouse, Inc., a multi-channel, lifestyle home furnishings business including 67 retail home furnishings stores. Storehouse makes good design accessible by selling an edited assortment of casual, contemporary home furnishings through its stores located in the Southeast, Southwest and Mid-Atlantic markets, its catalog and over the internet.

Statements in this press release concerning Rowe’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items; together with other statements that are not historical facts, are “forward-looking statements” as that term is defined under Federal Securities Laws. “Forward-looking statements” are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, industry cyclicality, fluctuations in customer demand and order patterns, the seasonal nature of the business, changes in pricing, and general economic conditions, as well as other risks detailed in Rowe’s filings with the Securities and Exchange Commission.

Contact:	Gene S. Morphis, Chief Financial Officer
703-847-8670